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                                                                    Exhibit 5



                [LETTERHEAD OF QUEST DIAGNOSTICS INCORPORATED]

                                 May 15, 2002

Unilab Corporation
18448 Oxnard Street
Tarzana, California 91356


Gentlemen:

        I am the Deputy General Counsel, Vice President and Secretary of Quest Diagnostics Incorporated, a Delaware corporation (the "Company"), and have acted as Deputy General Counsel for the Company in connection with a registration statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), to be issued pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of April 2, 2002, and amended as of May 13, 2002, among the Company, Quest Diagnostics Newco Incorporated, a Delaware corporation and a wholly owned subsidiary of the Company, and Unilab Corporation, a Delaware corporation (the "Merger Agreement").

        I have examined originals or copies of the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, records of proceedings of the Board of Directors and its committees, certificates of public officials and such other corporate records of the Company and other documents and instruments as I have deemed necessary or appropriate as a basis for this opinion.

        Based upon such examination, and relying on the statements of fact contained in the documents that I have examined, I am of the opinion that the Common Stock has been duly authorized and, when issued and delivered pursuant to the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock.

        I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to me under the caption "Legal Matters" in the Prospectus which comprises a part of the Registration Statement.

                                        Very truly yours,


                                        /s/ Leo C. Farrenkopf, Jr.
                                        Leo C. Farrenkopf, Jr.
                                        Deputy General Counsel,
                                        Vice President and Secretary